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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

JUNE 2, 2001
Date of Report (Date of earliest event reported)

THE COBALT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

WASHINGTON (State or Other Jurisdiction of Incorporation)	000-26623 (Commission File No.)	91-1674947 (IRS Employer Identification No.)

2200 FIRST AVENUE SOUTH, SUITE 400 SEATTLE, WA 98134
(Address of Principal Executive Offices, including Zip Code)

(206) 269-6363
(Registrant's Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

    On June 2, 2001, The Cobalt Group, Inc. (the "Company") entered into an Agreement and Plan of Merger, dated as of June 2, 2001 (the "Merger Agreement"), with Cobalt Acquisition Corporation ("Merger Sub"), a Washington corporation that is wholly-owned by Warburg, Pincus Equity Partners, L.P. ("Warburg"), a private equity firm and the Company's largest shareholder. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company as the surviving corporation (the "Merger").

    At the effective time of the Merger, each outstanding share of common stock of the Company, par value $0.01 per share, except for those shares owned by (i) Warburg and certain of the Company's senior management, directors, and other shareholders to be determined (the "Participating Shareholders") and (ii) shareholders who exercise their dissenters' rights under Washington law, would be converted into the right to receive $3.50 in cash. Following completion of the Merger, the Company would be privately held by Warburg and the Participating Shareholders.

    The Board of Directors of the Company unanimously approved the Merger after receiving the unanimous recommendation of a special committee of independent directors that was established to evaluate and negotiate the Merger on behalf of the Company's Board of Directors.

    Completion of the Merger is subject to the satisfaction of customary closing conditions set forth in the Merger Agreement, including the approval of shareholders holding a majority of the Company's outstanding shares of common stock and receipt of regulatory and other approvals. Warburg and John W.P. Holt, the Company's President and Chief Executive Officer, who collectively own approximately 49% of the outstanding common stock of the Company, have entered into a voting agreement pursuant to which they have agreed to vote their shares of common stock to approve the Merger and against any competing proposal to acquire the Company or any other action that could reasonably be expected to impede, interfere with, delay, postpone, or materially adversely affect the transactions contemplated by the Merger Agreement.

    The Company currently expects that the Merger will be consummated in September 2001.

    The foregoing description of the Merger Agreement and the transactions contemplated therein is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of Warburg's commitment letter to finance the Merger through the purchase of shares of the Company's Series A preferred stock is attached hereto as Exhibit 2.2 and is incorporated herein by reference. A copy of the voting agreement between Warburg and John W.P. Holt is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

    On June 4, 2001, the Company issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  EXHIBITS

    (c)  EXHIBITS

2.1	Agreement and Plan of Merger between The Cobalt Group, Inc. and Cobalt Acquisition Corporation, dated June 2, 2001.
2.2	Letter Agreement, dated June 2, 2001, between Warburg, Pincus Equity Partners, L.P., and certain of its affiliates and The Cobalt Group, Inc.
2.3	Voting Agreement between Warburg, Pincus Equity Partners, L.P. and John W.P. Holt, dated June 2, 2001.
99.1	The Cobalt Group, Inc. Press Release issued June 4, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COBALT GROUP, INC.
Dated: June 5, 2001	By:	/s/ LEE J. BRUNZ Lee J. Brunz Vice President, General Counsel & Secretary

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SIGNATURE